UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2025, Kairos Pharma, Ltd., a Delaware corporation (the “Company”), entered into a services agreement (the “Services Agreement”) with Barretto Pacific Corporation (“BPC”) pursuant to which BPC agreed to provide certain services, including, disseminating public information about the Company, its business and affairs, communicating on an ongoing basis with members of the brokerage and investment community in the U.S., identifying investor conferences where the Company’s management may be invited to attend, and reviewing the Company’s proposed news releases, among other things. BPC will provide services for a one year period in exchange for a services fee of $170,000, which will be paid in monthly increments. The Services Agreement also contains other customary clauses, including expense reimbursement, indemnification, term and termination, and governing law clauses.

The foregoing summary of the terms and conditions of Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibits 10.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2025, Kairos Pharma Ltd., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.	Election of Directors.

All of the following four nominees were elected to the Company’s board of directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
John S. Yu, M.D.	10,378,376	0	23,773	1,100,419
Hyun W. Bae, M.D.	10,377,019	0	25,130	1,100,419
Hansoo Michael Keyoung, M.D., Ph.D.	10,378,376	0	23,773	1,100,419
Rahul Sighvi, Sci.D., MBA	10,378,375	0	23,774	1,100,419

2.	Ratification of the Company’s Independent Auditors.

Stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
11,130,850	31,741	339,977	-

3.	Approval of the Company’s Executive Compensation.

Stockholders approved (on an advisory basis) the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
10,022,900	16,834	362,415	1,100,419

4.	Approval of the frequency of voting on the Company’s executive compensation.

Stockholders approved the advisory vote on conducting advisory votes on executive compensation once every year.

	For	Abstain	Broker Non-Votes
1 Year	10,040,885	339,673	-
2 Years	7,833	339,673	-
3 Years	13,758	339,673	-

5.	Approval of the Issuance of in Excess of 20% of the Company’s Common Stock at A Price Below “Minimum Price” in Compliance with Section 713 of The NYSE American LLC Company Guide.

Stockholders approved the issuance of in excess of 20% of the Company’s common stock at a price below “minimum price” in compliance with section 713 of the NYSE American LLC Company Guide.

For	Against	Abstain	Broker Non-Votes
10,765,370	623,989	113,209	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Services Agreement, dated June 10, 2025, between Kairos Pharma Ltd and the Company and Barretto Pacific Corporation.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2025	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer